REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of First Trust Value Line 100(r)Fund:

We have audited the accompanying statement of assets and liabilities of First Trust Value Line(r)100 Fund (the Fund), including the portfolio of investments, as of December 31, 2004, the related statement of operations for the year then ended, and the statements of changes in net assets and the financial highlights for each of the periods in the two year period then ended. These financial statements and financial highlights are the responsibility of the Funds management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2004, by correspondence with the Funds custodian. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of First Trust Value Line(r)100 Fund at December 31, 2004, the results of its operations for the year then ended and its changes in its net assets and financial highlights for each of the periods in the two year period then ended, in conformity with accounting principles generally accepted in the United States of America.


Chicago, Illinois
February 17, 2005